                                                                      Exhibit 99








                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE



RDP TECHNOLOGIES, INC.,            )
                                   )
                  Plaintiff,       )  Civil Action No. 00-697-RRM
                                   )
         v.                        )
                                   )
N-VIRO INTERNATIONAL CORP.,        )
                                   )
                  Defendant.       )
                                   )
-----------------------------------


                                CONSENT JUDGMENT

        Upon motion of the parties in settlement of this action, and with their consent through counsel as indicated by the signatures attached hereto, and good reason being shown,

        IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, as follows:

        1. N-Viro International Corp. ("N-Viro") is hereby permanently enjoined from filing or pursing an action for infringement of U.S. Patent No. 4,781,842 ("the `842 patent") and/or U.S. Patent No. 4,902,431 ("the `431 patent") against either RDP Technologies, Inc. ("RDP") or any other person as a result of their involvement with the design, construction, ownership or operation of the planned wastewater treatment facilities that have been the subject of this action for Kalamazoo, Michigan, Lowell, Massachusetts, and Providence, Rhode Island.

        2. N-Viro and its respective officers, agents, servants, employees, attorneys, and persons in active concert or participation with N-Viro are hereby restrained and permanently enjoined from



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communicating in any manner to any prospective RDP customer, or any person providing services in connection with such prospective customer's use of RDP equipment, that using the equipment to practice the RDP EnVessel Pasteurization Process, with or without any drying of the sludge or any mixing of the sludge with a bulking agent, does or would infringe the `842 and/or `431 patents.


                  a. The foregoing shall not inhibit in any way N-Viro's right or ability to bring an action for infringement of the `842 and/or `431 patents against any such prospective customer or person providing services.


                  b. In the event that N-Viro wants to respond to any inquiry made by a third party as to N-Viro's position regarding infringement of the '842 and/or '431 patents, N-Viro's response shall be limited to the following: "Enclosed are copies of N-Viro Patents Nos. 4,781,842 and/or 4,902,431. N-Viro does not offer opinions on infringement by competitive processes and you should seek the advice of a patent lawyer." No other statements as to infringement shall be made by N-Viro in response to such an inquiry.

        3. The Court will retain jurisdiction over the parties with respect to enforcement of, or resolution of any dispute arising from, this Consent Judgment.

        4. All obligations and rights hereunder shall inure to the benefit of, and be binding upon, RDP and N-Viro, and their respective successors and assigns.

        5. It being represented to the Court that the parties have settled all claims and demands made in this action, the Amended Complaint and Answer thereto are hereby dismissed with prejudice, no award of attorney fees is made herein, and each party shall pay its own costs.

        6. All pending and unresolved motions are hereby denied without prejudice.

Date: __________________                          ____________________________
                                                  United States District Judge




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

AGREED and CONSENTED TO:

ASHBY & GEDDES                            YOUNG CONAWAY STARGATT &
                                                TAYLOR, LLP


---------------------------------         -------------------------------
Steven J. Balick (I.D. #2114)             Josy W. Ingersoll (I.D. #1088)
Steven T. Margolin (I.D. #3110)           Christian D. Wright (I.D. #3554)
222 Delaware Avenue - 17th Floor          The Brandywine Building
Wilmington, DE  19899                     1000 West Street  - 17th Floor
(302) 654-1888                            Wilmington, DE  19899
Attorneys for Plaintiff                   (302) 571-6672
                                          Attorneys for Defendant



Of Counsel:

CALFEE, HALTER & GRISWOLD LLP             KENYON & KENYON
John T. Wiedemann (OH #0065844)           Edward T. Colbert
1400 McDonald Investment Center           Mark M. Supko
800 Superior Avenue                       1500 K Street, N.W.
Cleveland, OH  44114                      Washington, D.C.  20005



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